Exhibit 10.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and between

KEY ENERGY SERVICES, INC.

and

EACH INVESTOR PARTY HERETO

Dated as of December 15, 2016

THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of December 15, 2016 by and between Key Energy Services, Inc., a Delaware corporation (the “Company”), and each of the several investors listed on Schedule I hereto (each, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, the Company has emerged from bankruptcy as contemplated by the Joint Prepackaged Plan of Reorganization of the Company and certain of its debtor affiliates under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (including all exhibits and schedules thereto, as amended, modified or supplemented, the “Plan”), confirmed by order dated December 6, 2016 of the United States Bankruptcy Court for the District of Delaware, with an effective date of December 15, 2016 (the “Plan Effective Date”);

WHEREAS, on the Plan Effective Date, the Company converted from a Maryland corporation to a Delaware corporation;

WHEREAS, as contemplated by the Plan, the Company conducted a fully-backstopped primary rights offering for shares of Common Stock, and pursuant to the Backstop Commitment Agreement, dated September 21, 2016, among the Company and the Investors, the Investors subscribed for shares of Common Stock; and

WHEREAS, as contemplated by the Plan, the Company covenanted to grant certain registration rights to each of the Investors.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act, and “Affiliated” shall have a correlative meaning. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Registration Rights Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to remain closed in the State of New York.

“Common Stock” means the common stock of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 12(a).

“Covered Person” has the meaning set forth in Section 12(a).

“Demand Registration” has the meaning set forth in Section 3(a).

“Demand Registration Request” has the meaning set forth in Section 3(a).

“Equity Securities” means shares of Common Stock, shares of any other class of common or preferred stock of the Company and any options, warrants, rights or securities of the Company convertible into or exchangeable for common or preferred stock thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any United States or foreign (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“Holder” means any Investor and any transferee that acquires Registrable Securities from such Investor in compliance with Section 14(a).

“Initiating Holders” has the meaning set forth in Section 4(a).

“Investors” has the meaning set forth in the Preamble.

“Marketed Underwritten Offering” has the meaning set forth in Section 2(d)(ii).

“New York Court” has the meaning set forth in Section 14(k).

“Non-Platinum Holder” has the meaning set forth in Section 3(b).

“Other Securities” has the meaning set forth in Section 5.

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 6(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 6(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 6(a).

“Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” has the meaning set forth in the Recitals.

“Platinum” means Platinum Equity Advisors, LLC, a California limited liability company, and its Affiliates.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented, and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means any shares of Common Stock beneficially owned by a Holder and any other securities issued or issuable with respect to, on account of or in exchange for Registrable Securities, whether by stock split, stock dividend, recapitalization, merger, charter amendment or otherwise that are held by a Holder; provided, however, that such shares shall cease to be Registrable Securities when (i) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144 under the Securities Act, or (iii) (x) the Common Stock has been listed for trading on a national securities exchange for at least ninety (90) days and (y) such Registrable Securities are held by any Holder who, together with its Affiliates, at the time of determination, holds in the aggregate less than 1% of the Company’s then outstanding shares of Common Stock which may be sold pursuant to Rule 144(b)(1) under the Securities Act without limitations on volume or manner of sale or a notice requirement.

“Registration Expenses” has the meaning set forth in Section 11(a).

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Shelf Takedown” has the meaning set forth in Section 2(d)(i).

“Shelf Takedown Request” has the meaning set forth in Section 2(d)(i).

“Suspension” has the meaning set forth in Section 8(a).

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“underwritten offering” means a registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement.

(b) In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form, as amended, from time to time;

(ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement;

(iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and

(v) references to “dollars” and “$” mean U.S. dollars.

Section 2. Shelf Registration.

(a) Filing. No later than sixty (60) days after the Plan Effective Date, the Company shall, and Platinum shall use reasonable efforts to cause the Company to, prepare and file with the SEC a Registration Statement on Form S-1 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”).

(b) Effectiveness. The Company shall, and Platinum shall use reasonable efforts to cause the Company to, use its commercially reasonable efforts to (i) cause the Shelf Registration Statement filed pursuant to Section 2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable and in no event later than sixty (60) days after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities, subject to Section 8, until such time as there are no Registrable Securities remaining, including by filing successive replacement or renewal Shelf Registration Statements on Form S-1 (or Form S-3 or Form S-3ASR, when the Company becomes eligible) upon the expiration of such Shelf Registration Statement.

(c) Additional Registrable Securities; Additional Selling Stockholders. At any time and from time to time that a Shelf Registration Statement is effective, if a Holder of Registrable Securities requests (i) the registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration Statement or (ii) that such Holder be added as a selling stockholder in such Shelf Registration Statement, the Company shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such additional Registrable Securities and/or Holder.

(d) Shelf Takedown.

(i) At any time during which the Shelf Registration Statement is effective (or in connection with its initial effectiveness), a Holder of Registrable Securities may request to sell all or any portion of its Registrable Securities in an offering pursuant to the Shelf Registration Statement (each, a “Shelf Takedown”) by giving written notice to the Company (a “Shelf Takedown Request”), and as soon as practicable the Company shall promptly amend or supplement the Shelf Registration Statement for such purpose.

(ii) The Shelf Takedown Request (which may be jointly made with one or more Holders of Registrable Securities) shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Shelf Takedown and the intended method of distribution thereof, including whether it is intended to be an underwritten offering and, to the extent it is an underwritten offering, whether it is intended to be facilitated by the Company, including through roadshow presentations or investor calls by management of the Company or other marketing efforts by the Company (“Marketed Underwritten Offering”).

(iii) Promptly (and in any event within three (3) Business Days) after receipt of any Shelf Takedown Request, the Company shall (a) give written notice of such requested Shelf Takedown (including whether such Shelf Takedown is intended to be an underwritten offering and, to the extent it is an underwritten offering, whether it is intended to be a Marketed Underwritten Offering) to all other Holders of Registrable Securities, and (b) include in such Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days of the date of the Company’s notice.

Section 3. Demand Registrations.

(a) Right to Demand Registrations. Beginning one hundred twenty (120) days after the Plan Effective Date, if the Company does not have an effective Shelf Registration Statement, any Holder may, by providing written notice to the Company, request to sell all or part of its Registrable Securities pursuant to a Registration Statement (a “Demand Registration”). Each request (which may be jointly made by one or more Holders) for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Demand Registration and the intended method of distribution thereof, including whether it is intended to be an underwritten offering and, to the extent it is an underwritten offering, whether it is intended to be a Marketed Underwritten Offering. Promptly (and in any event within five (5) Business Days) after receipt of a Demand Registration Request, the Company shall give written notice of the Demand Registration Request to all other Holders of Registrable Securities. As promptly as practicable after receipt of a Demand Registration Request, the Company shall register all Registrable Securities (i) that have been requested to be registered in the Demand Registration Request and (ii) subject to Section 5, with respect to which the Company has received a written request for inclusion in the Demand Registration from a Holder no later than five (5) Business Days after the date on which the Company has given notice to Holders of the Demand Registration Request. The Company shall, and Platinum shall cause the Company to, use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 3(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof. A Demand Registration shall be effected by way of a Registration Statement on Form S-1 or on Form S-3 (or Form S-3ASR) or any similar short-form registration statement if the Company is qualified to use such short form. The Company shall not be required to effect a Demand Registration unless the expected aggregate gross proceeds to all requesting Holders from the offering of the Registrable Securities to be registered in connection with such Demand Registration are at least $12.5 million.

(b) Number of Demand Registrations. Subject to Section 3(a), any Holder shall be entitled to request up to two (2) Demand Registrations during any calendar year; provided, however, that in no event shall the Company be required to comply with more than one (1) request for Demand Registration by any Holder other than Platinum or its Affiliates (a “Non-Platinum Holder”) in any six (6)-month period.

(c) Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all participating Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities pursuant to such Registration Statement. Any Demand Registration so withdrawn (unless withdrawn following commencement of a Suspension) shall nonetheless count against the limitation on the number of such Holders’ Demand Registrations set forth in Section 3(b).

Section 4. Underwritten Offerings.

(a) Right to Underwritten Offerings. A Holder intending to effect an offering (whether pursuant to a Shelf Registration Statement or a Demand Registration) shall be entitled to request, no earlier than one hundred eighty (180) days after the Plan Effective Date, by written notice to the Company, that the offering be underwritten and the Company shall effect such offering. The notice to the Company shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the underwritten offering. Promptly (and in any event, in the case of a Shelf Takedown, within three (3) Business Days, or, in the case of a Demand Registration, within five (5) Business Days) after receipt of such notice to the Company by the initiating Holder(s) (the “Initiating Holders”), the Company shall give written notice of the requested underwritten offering to all other Holders of Registrable Securities and shall include in such underwritten offering, subject to Section 5, all Registrable Securities that are then covered by the Shelf Registration Statement or Demand Registration, as applicable, and with respect to which the Company has received a written request for inclusion therein from a Holder no later than five (5) Business Days after the date of the Company’s notice.

(b) The Company shall not be required to (i) facilitate a Marketed Underwritten Offering unless the expected aggregate gross proceeds to all requesting Holders from such offering are at least $12.5 million and shall not be required to effect more than two (2) such Marketed Underwritten Offerings in any calendar year or more than six (6) Marketed Underwritten Offerings in the aggregate, in each case requested by Non-Platinum Holders, or (ii) effect more than four (4) underwritten offerings other than Marketed Underwritten Offerings in any calendar year or more than eight (8) underwritten offerings other than Marketed Underwritten Offerings in the aggregate, in each case requested by non-Platinum Holders.

(c) A Holder may, by written notice to the Company, withdraw its Registrable Securities from an underwritten offering at any time prior to commencement of the offering. Upon receipt of notices from all participating Holders to such effect, the Company shall cease all efforts to proceed with such offering, unless the Company intends to effect a primary offering of securities pursuant to such Registration Statement. Any Marketed Underwritten Offering or underwritten offering other than a Marketed Underwritten Offering, as applicable, withdrawn solely at the request of one or more Holders (unless withdrawn following commencement of a Suspension) shall nonetheless count against the limitation on the number of such Holders’ Marketed Underwritten Offerings or underwritten offerings other than Marketed Underwritten Offerings, as applicable, set forth in Section 4(b).

(d) Selection of Underwriters. (A) The Initiating Holders requesting an underwritten offering shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with such underwritten offering and one firm of counsel (along with any reasonably necessary local counsel) to represent all participating Holders in such offering, subject to the approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed), and (B) the Initiating Holders will determine the plan of distribution in cooperation with the managing underwriter(s) (including the underwriting commissions, discounts and fees).

Section 5. Inclusion of Other Securities; Priority.

The Company may include in any offering pursuant to a Shelf Registration or Demand Registration other Equity Securities for sale for its own account or for the account of another Person (the “Other Securities”), subject to the following sentence. If the managing underwriters of an underwritten offering advise the Company and the Initiating Holders in writing that, in their opinion, the number of Equity Securities proposed to be included in such underwritten offering, including all Registrable Securities and all Other Securities proposed to be included in such offering, exceeds the number of securities that can reasonably be expected to be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered and such offering is acceptable to (a) the Non-Platinum Holders of a majority of the Registrable Securities requested to be included in such offering, if the Initiating Holders are Non-Platinum Holders, and (b) Platinum, if the Initiating Holder is Platinum (each an “Orderly Sale”, as applicable), the Company shall include in such underwritten offering: (x) if the Initiating Holders are Non-Platinum Holders (1) first, the Registrable Securities requested to be included in such underwritten offering by the Non-Platinum Holder(s), which can be sold in an Orderly Sale, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Non-Platinum Holder, (2) second, the Registrable Securities requested to be included in such underwritten offering by Platinum, and (3) third, Other Securities requested to be included in such underwritten offering to the extent permitted hereunder allocated among the Company and the respective holders of such Other Securities, as applicable, as determined by the Company and such holders, and (y) if the Initiating Holder is Platinum, (1) first, the Registrable Securities requested to be included in such underwritten offering by Platinum, which can be sold in an Orderly Sale, (2) second, the Registrable Securities requested to be included in such underwritten offering by the Non-Platinum Holder(s), which can be sold in an Orderly Sale, pro rata among such Non-Platinum Holders on the basis of the number of Registrable Securities requested to be included therein by each such Non-Platinum Holder, and (3) third, Other Securities requested to be included in such underwritten offering to the extent permitted hereunder allocated among the Company and the respective holders of such Other Securities, as applicable, as determined by the Company and such holders.

Section 6. Piggyback Registrations.

(a) Whenever the Company proposes to register any Equity Securities under the Securities Act (other than a registration (i) pursuant to a Shelf Registration or a Demand Registration, (ii) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (iii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (iv) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company (other than the Holders of Registrable Securities) (a “Piggyback Registration”), the Company shall give prompt written notice (and in any event within five (5) Business Days) to each Holder of Registrable Securities of its intention to effect such a registration and, subject to Section 6(b), shall include in such Registration Statement and in any offering of Equity Securities to be made pursuant to such Registration Statement that number of Registrable Securities requested to be sold in such offering by such Holder for the account of such Holder, provided that the Company has received a written request for inclusion therein from such Holder no later than five (5) Business Days after the date on which the Company has given notice of the Piggyback Registration to Holders. The Company may terminate or withdraw a Piggyback Registration prior to the effectiveness of such registration at any time in its sole discretion. If a Piggyback Registration is effected pursuant to a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), the Holders of Registrable Securities shall be notified by the Company of and shall have the right, but not the obligation, to participate in any offering pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in such offering, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Piggyback Registration: (i) first, the Equity Securities that the Company proposes to sell in such offering, (ii) second, any Registrable Securities requested to be included therein by a Holder, and (iii) third, any Equity Securities requested to be included therein by any other holders of Equity Securities, allocated, in the case of clause (ii) and (iii), pro rata among such Holders or such other holders of Equity Securities, respectively, on the basis of the number of Registrable Securities or Equity Securities, respectively, initially proposed to be included by each such Holder or each such other holder in such offering.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration or a Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Equity Securities to whom the Company has a contractual obligation to facilitate such offering, other than a Holder of Registrable Securities, and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in such offering, including all Registrable Securities and all other Equity Securities requested to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, the Equity Securities that the Person demanding the offering pursuant to such contractual right proposes to sell in such offering; and (ii) second, any Equity Securities proposed to be sold for the account of the Company in such offering, any Registrable Securities requested to be included in such offering by a Holder and any Equity Securities proposed to be included in such offering by any other Person to whom the Company has a contractual obligation to facilitate such offering, allocated, in the case of this clause (ii), pro rata among the Company, such Holders and such Persons on the basis of the number of Equity Securities initially proposed to be included by the Company, each such Holder and each such other Person in such offering.

(d) Selection of Underwriters. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with such offering.

Section 7. Holdback Agreements. Each Holder of Registrable Securities agrees that in connection with any registered underwritten offering of Common Stock in which it is participating as a selling stockholder, and upon request from the managing underwriter(s) for such offering, such Holder shall not, without the prior written consent of such managing underwriter(s), during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than ninety (90) days), Transfer any Registrable Securities held by such Holder prior to such offering. For the avoidance of doubt, each such agreement shall apply only to such Holder and not to any of its Affiliates, unless such an Affiliate is also a participating Holder. The foregoing provisions of this Section 7 shall not apply to offers or sales of Registrable Securities that are included in an offering pursuant to Sections 2, 3, 4, 5 or 6 of this Agreement and shall be applicable to the Holders of Registrable Securities only if, for so long as and to the extent that the Company, the directors and executive officers of the Company and each selling stockholder included in such offering are subject to the same restrictions. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the foregoing provisions of this Section 7 and are necessary to give further effect thereto and each such Holder shall receive the benefit of any shorter “lockup” period or permitted exceptions (on a pro rata basis) or waivers agreed to by the managing underwriter(s) for any such offering.

Section 8. Suspensions.

(a) Upon giving no less than five (5) days’ prior written notice to the Holders of Registrable Securities, the Company shall be entitled to delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus (a “Suspension”) if the board of directors of the Company determines in good faith that (i) proceeding with the filing, effectiveness or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose any information the disclosure of which would be materially adverse to the Company and that the Company would not otherwise be required to disclose at such time or (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have an adverse effect on any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction, in each case that, if consummated, would be material to the Company; provided, that the Company shall not be entitled to exercise a Suspension (i) more than twice during any twelve (12)-month period or (ii) for a period exceeding sixty (60) days on any one occasion.

(b) If the Company suspends the Selling Holders’ rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension. Notwithstanding the terms of this Section 8, the Company may not delay the filing or effectiveness of the Shelf Registration Statement beyond the periods specified in Section 2. Each Holder who is notified by the Company of a Suspension pursuant to this Section 8 shall keep the existence of such Suspension confidential and shall immediately discontinue (and direct any other Person making offers or sales of Registrable Securities on behalf of such Holder to immediately discontinue) offers and sales of Registrable Securities pursuant to such Registration Statement or Prospectus until such time as it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed and, if applicable, is furnished by the Company with a supplemented or amended Prospectus as contemplated by Section 9(g). The Company shall promptly (and in any event within two (2) Business Days) notify the Holders upon termination of any Suspension, and amend or supplement the Demand Registration Statement or Prospectus, if necessary, so it does not contain any untrue statement or omission. Following a Suspension by the Company, a Holder that had requested a part or all of its Registrable Securities to be included in an offering of Registrable Securities shall be entitled to withdraw such request, as applicable, and, if it does so, such request shall not count, to the extent it would otherwise would, against the limitation on the number of such Holder’s requests set forth in Section 3(b) or Section 4(b).

Section 9. Registration Procedures. If and whenever a Holder properly requests that the Company effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable and, pursuant thereto, the Company shall as expeditiously as possible and as applicable:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and (if the Registration Statement is not automatically effective upon filing) use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable; provided that before filing a Registration Statement or any amendments or supplements thereto, the Company shall (i) furnish at least five (5) Business Days prior to the anticipated filing to counsel to the Holders for such registration copies of all documents proposed to be filed, which documents shall be subject to review by counsel to the Holders at the Company’s expense, (ii) give the Holders participating in such registration an opportunity to comment on such documents, (iii) use its commercially reasonable efforts to address in such documents prior to being filed any comments as such counsel reasonably shall propose within three (3) Business Days of receipt of such copies by the Holders and (iv) keep such Holders reasonably informed as to the registration process;

(b) prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection therewith (i) as may be necessary to keep such Registration Statement continuously effective until all of the Registrable Securities covered by such Registration Statement have been disposed of and comply with the applicable requirements of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, (ii) as may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution and (iii) as may be reasonably requested by the managing underwriters of any underwritten offering;

(c) furnish to each Holder participating in the registration, without charge, such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdiction(s) as any Holder participating in the registration or any managing underwriter reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder and each underwriter, if any, to consummate the disposition of such Holder’s Registrable Securities in such jurisdiction(s); provided, that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 9(d);

(e) use its commercially reasonable efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other Governmental Entities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable each Holder participating in the registration to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(f) promptly notify each Holder participating in the registration and the managing underwriters of any underwritten offering:

(i) each time when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any free writing prospectus has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii) of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Holder and provide to counsel of Holders any responses or information provided by the Company in response to such request;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and

(v) at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 9(q) below cease to be true and correct in all material respects.

(g) notify each Holder participating in such registration, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable, prepare, file with the SEC and furnish to such Holder a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(h) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its commercially reasonable efforts to promptly obtain the withdrawal or lifting of any such order or suspension;

(i) not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name or otherwise identifies such Holder as the holder of any securities of the Company without the consent of such Holder (such consent not to be unreasonably withheld or delayed), unless and to the extent such disclosure is required by law; provided, that (i) each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus and (ii) each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder or of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made and to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that such Prospectus shall not contain any untrue statement of a material fact regarding such Holder or the distribution of such

Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(j) use commercially reasonable efforts to list the Common Stock on the New York Stock Exchange or the NASDAQ Global Select Market as soon as reasonably practicable and in any event no later than six (6) months after the Plan Effective Date and, except in connection with any fundamental transaction involving a sale of the Company (including any consolidation, reorganization, merger or sale of all or substantially all of the assets of the Company) (i) pursuant to the Bankruptcy Code (as defined in Plan) or (ii) with an implied equity value of the Corporation of greater than $700 million, use commercially reasonable efforts to maintain such listing until each Holder has sold all of its Registrable Securities.

(k) provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such Registration Statement;

(l) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(m) cooperate with each Holder and each underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each Holder or underwriter of an underwritten offering of Registrable Securities, if any, may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement.

(n) make available for inspection by (A) any underwriter participating in any underwritten offering or (B) any Holder participating in an offering who is or may deemed to be an “underwriter” as defined in Section 2(a)(11) of the Securities, in each case pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such underwriter or by such Holder, all corporate documents, financial and other records relating to the Company and its business reasonably requested by such underwriter or by such Holder, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter or such Holder, attorney, accountant or agent in connection with such registration or offering and make senior management of the

Company and the Company’s independent accountants available for customary due diligence and drafting sessions; provided, that any Person gaining access to information or personnel of the Company pursuant to this Section 9(n) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (C) is independently developed by such Person, (D) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Entity, subpoena or similar process or (E) is otherwise required to be disclosed by law;

(o) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, any securities exchange on which the Company’s securities are listed, FINRA and any state securities authority, and make available to its stockholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) covering the period of at least twelve (12) months beginning with the first day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(p) in the case of an underwritten offering of Registrable Securities, promptly incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s) or any Holder participating in such underwritten offering to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such underwritten offering, and promptly make all required filings of such supplement or post-effective amendment;

(q) in the case of an underwritten offering of Registrable Securities, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as any Holder participating in such offering or the managing underwriter(s) of such offering reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

(r) (A) in the case of an underwritten offering of Registrable Securities, furnish to each Holder and, as applicable, each underwriter and (B) in the case of an offering of Registrable Securities in which a Holder participates where such Holder is or may be deemed to be an “underwriter” as defined in Section 2(a)(11) of the Securities Act, furnish to such Holder: (i) a written legal opinion and a “10b-5” negative assurance letter of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions of outside counsel to the Company to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort letter” signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(s) in the case of a Marketed Underwritten Offering of Registrable Securities, make senior management of the Company available, to the extent reasonably requested by the managing underwriter(s), to assist in the marketing of the Registrable Securities to be sold in such Marketed Underwritten Offering, including the participation of such members of senior management of the Company in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such Marketed Underwritten Offering, and otherwise facilitate, cooperate with, and participate in such Marketed Underwritten Offering and customary selling efforts related thereto; and

(t) otherwise use its commercially reasonable efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities contemplated by this Agreement.

Section 10. Participation in Underwritten Offerings. No Person may participate in any underwritten offering pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Persons entitled under this Agreement to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no Holder of Registrable Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder’s ownership of its Registrable Securities to be sold in such offering, (B) such Holder’s power and authority to effect such Transfer and (C) such matters pertaining to such Holder’s compliance with securities laws as may be reasonably requested by the managing underwriter(s)) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except to the extent otherwise provided in Section 12 hereof.

Section 11. Registration Expenses.

(a) The Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all SEC, FINRA and other registration, qualification and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted; (iii) all fees and expenses of complying with securities and blue sky laws (including fees and disbursements of counsel for the Company in connection therewith); (iv) all printing, messenger, telephone and delivery expenses (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto); (v) all fees and expenses incurred in connection with any “road show” for underwritten offerings, including all costs of travel, lodging and meals; (vi) all transfer agent’s and registrar’s fees; (vii) all fees and expenses of counsel to the Company; (viii) all fees and expenses of the Company’s independent public accountants (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by the Company in connection with or incident to any registration of Registrable Securities pursuant to this Agreement; (ix) all fees and expenses of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of FINRA); (x) fees and expenses of any special experts retained by the Company; and (xi) reasonable documented fees and disbursements, not to exceed $100,000 per calendar year for all registrations that year pursuant to this Agreement, of one counsel (along with any reasonably necessary local counsel) representing all Holders mutually agreed by Holders of a majority of the Registrable Securities participating in the related registration (all such costs, fees and expenses, the “Registration Expenses”). In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance it determines to obtain and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Except as described in (xi) above, each Holder shall pay the fees and expenses of any counsel engaged by such Holder and shall bear its respective Selling Expenses associated with a registered sale of its Registrable Securities pursuant to this Agreement.

(b) The obligation of the Company to bear and pay its Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended.

Section 12. Indemnification; Contribution.

(a) The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities, any Person who is or might be deemed to be a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each such Person, a “Controlling Person”) of a Holder, their respective direct and indirect general and limited partners, directors, officers, managers, members, employees, agents, Affiliates and shareholders, and each other Person, if any, who acts on behalf of or controls any such Holder or Controlling Person (each of the foregoing, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Covered Person may be, or is threatened to become, subject or be involved under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company or its subsidiaries and relating to any action or inaction required of the Company or its subsidiaries in connection with any registration of securities, or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, and the Company shall promptly reimburse each Covered Person for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided, that the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein or other information in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person of the Company against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any information provided by such Holder or at the instruction of such Holder to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, but, in the case of each of clauses (i), (ii) and (iii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto), any amendment thereof or supplement thereto or other information in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder shall promptly reimburse the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person of the Company for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, action, damage, liability or expense; provided, that the obligation to indemnify pursuant to this Section 12(b) shall be individual and several, not joint and several, for each participating Holder and shall not exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. This indemnity shall be in addition to any liability which such Holder may otherwise have.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification hereunder is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party; provided, that any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party or to pursue the defense of such claim or action in a reasonably vigorous manner, (D) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (E) the indemnified party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. Subject to the proviso in the foregoing sentence, no indemnifying party shall, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not have the right to settle a claim or action for which any indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, and the indemnifying party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action unless such judgment or settlement does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and includes as an unconditional term thereof the giving by the claimant or plaintiff therein to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action. The indemnifying party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d) If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to herein, then the applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements, omissions or violations which resulted in such loss, claim, action, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated thereunder applicable to the Company or its subsidiaries and relating to any action or inaction required of the Company or its subsidiaries in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 12(d). In no event shall the amount which a Holder of Registrable Securities may be obligated to contribute pursuant to this Section 12(d) exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The provisions of this Section 12 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the Transfer of any Registrable Securities by any Holder.

Section 13. Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

Section 14. Miscellaneous.

(a) Transfers. Subject to the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, any Holder may transfer its rights and obligations under this Agreement with respect to any Registrable Securities held by such Holder to any transferee of such Registrable Securities; provided that no such consent shall be required for such a transfer by a Holder to any Affiliate of such Holder. Subject to the foregoing, upon any such transfer of Registrable Securities, the transferee shall be considered a Holder for purposes hereof with regard to such Registrable Securities. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such transferring Holder stating the name and address of any transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and (ii) a counterpart to this Agreement in the form attached hereto as Exhibit A pursuant to which the transferee of such Registrable Securities agrees to be bound by the terms of this Agreement.

(b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Except as set forth in Section 14(a), neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect, except that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

(c) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 12 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 12.

(d) No Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that conflicts with the provisions hereof.

(e) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any Equity Securities of the Company.

(f) No Limitation. Notwithstanding anything to the contrary set forth in this Agreement, none of the provisions of this Agreement shall in any way limit any Holder from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

(g) Several and Not Joint. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters.

(h) Remedies; Specific Performance. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

(i) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(k) Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the jurisdiction of either a state or federal court of competent jurisdiction in the County of New York in the State of New York (the “New York Court”) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in any New York Court, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in a New York Court. The parties hereto hereby consent to and grant any New York Court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14(l) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH OF THE

PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the Business Day after such communication is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

(i)	If to the Company:

Katherine Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

khargis@keyenergy.com

with a copy (which shall not constitute notice) to:

Joshua A. Feltman

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

jafeltman@WLRK.com

and to:

Jeffrey E. Bjork

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, California 90013

jbjork@sidley.com

If to Platinum:

Eva M. Kalawski

Executive Vice President, General Counsel and Secretary

Platinum Equity Advisors, LLC

360 North Crescent Drive

Beverly Hills, California 90210

EKalawski@platinumequity.com

with a copy (which shall not constitute notice) to:

Alison S. Ressler

Sullivan & Cromwell LLP

1888 Century Park East

21st Floor

Los Angeles, California 90067

Facsimile: (310) 407-2681

resslera@sullcrom.com

and to:

Michael H. Torkin

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10006

Facsimile: (212) 558-3588

torkinm@sullcrom.com

If to an Investor, to the address set forth below such Investor’s signature below, with a copy (which shall not constitute notice) to:

Sean A. O’Neal

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile: (212) 225-3999

soneal@cgsh.com

If to any other Holder, to such address as is designated by such Holder in the counterpart to this Agreement in the form attached hereto as Exhibit A.

(m) Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(n) Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to each other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

(o) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(p) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(q) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and each Holder affected thereby.

(r) Termination. This Agreement shall terminate with respect to any Holder upon such time as such Holder ceases to hold or beneficially own any Registrable Securities, provided that the provisions of Sections 11, 12 and this Section 14 shall survive such termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
	Name:	Robert W. Drummond
	Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Platinum Equity Advisors, LLC

By:	/s/ Eva M. Kalawaski
	Name:	Eva M. Kalawaski
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Registration Rights Agreement]

Soter Capital, LLC

By:	/s/ Eva Kalawski
	Name:	Eva Kalawski
	Title:	Vice President & Secretary

All notices and other communications to the above-listed Backstop Participant(s) in connection with this Agreement shall be delivered, sent or mailed to:

Platinum Equity Advisors, LLC 360 N. Crescent Dr. Beverly Hills, CA 90210 Attn: Eva M. Kalawski ekalawski@platinumequity.com

[Signature Page to Registration Rights Agreement]

Goldman, Sachs, & Co., solely with respect to the Multi-Strategy Investing desk of the Americas Special Situations Group

By:	/s/ Daniel Oneglia
Name:	Daniel Oneglia
Title:	Authorized Signatory

All notices and other communications to the above-listed Backstop Participant(s) in connection with this Agreement shall be delivered, sent or mailed to:

Goldman Sachs & Co 200 West Street New York, NY 10282 Attn: Daniel Oneglia Eugene.W.Lee@gs.com

[Signature Page to Registration Rights Agreement]

Quantum Partners LP

By: QP GP LLC, its General Partner

By:	/s/ Thomas L. O’Grady
	Name:	Thomas L. O’Grady
	Title:	Attorney-in-Fact

All notices and other communications to the above-listed Backstop Participant(s) in connection with this Agreement shall be delivered, sent or mailed to:

Soros Fund Management LLC 250 W 55th Street New York, New York 10019 Attn: Courtney Carson

[Signature Page to Registration Rights Agreement]

Silver Point Capital Fund, L.P.

By:	/s/ Brett Rodda
Name:	Brett Rodda
Title:	Authorized Signatory

Silver Point Capital Offshore Master Fund, L.P.

By:	/s/ Brett Rodda
Name:	Brett Rodda
Title:	Authorized Signatory

All notices and other communications to the above-listed Backstop Participant(s) in connection with this Agreement shall be delivered, sent or mailed to:

Silver Point Capital, L.P. Two Greenwich Plaza Greenwich, CT 06830 Attn: Credit Admin Email: CreditAdmin@silverpointcapital.com

[Signature Page to Registration Rights Agreement]

Contrarian Capital Senior Secured, L.P.
CCM Pension-B, L.L.C.
Contrarian Capital Fund I, L.P.
Contrarian Capital Trade Claims, L.P.
CCM Pension-A, L.L.C.
Contrarian Advantage-B, LP
Contrarian Opportunity Fund, L.P.
Contrarian Centre Street Partnership, L.P.
Contrarian Dome Du Gouter Master Fund, LP

By:	Contrarian Capital Management, L.L.C., on behalf of the foregoing affiliated entities and manage accounts

By:	/s/ Jon R. Bauer
Name:	Jon R. Bauer
Title:	Managing Member

All notices and other communications to the above-listed Backstop Participant(s) in connection with this Agreement shall be delivered, sent or mailed to:

Contrarian Capital 411 W. Putnam Ave. Suite 425 Greenwich, CT 06878
Attn:	Josh Weisser
jweisser@contrariancapital.com
Attn:	Graham Morris
gmorris@contrariancapital.com

[Signature Page to Registration Rights Agreement]

Scoggin Capital Management II LLC
Scoggin International Fund Ltd

By:	Scoggin Management LP, its Investment Manager

By:	/s/ Craig Effran
	Name:	Craig Effran
	Title:	Managing Partner

Scoggin Worldwide Fund Ltd.

By:	Old Bellow Partners LP, its Investment Manager

By:	/s/ Craig Effran
	Name:	Craig Effran
	Title:	Portfolio Manager

All notices and other communications to the above-listed Backstop Participant(s) in connection with this Agreement shall be delivered, sent or mailed to:

Scoggin Management LP 660 Madison Avenue New York, NY 10065 Attn: Michael Renoff MRenoff@scogcap.com

[Signature Page to Registration Rights Agreement]

Whitebox Asymmetric Partners, LP
Whitebox Relative Value Partners, LP
Whitebox Credit Partners, LP
Whitebox GT Fund, LP
Whitebox Multi-Strategy Partners, LP
Pandora Select Partners, LP

By: Whitebox Advisors LLC, its Investment Manager

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	General Counsel & Chief Operating Officer Whitebox Advisors LLC

All notices and other communications to the above-listed Backstop Participant(s) in connection with this Agreement shall be delivered, sent or mailed to:

Whitebox Advisors LLC 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416 Attn: Jake Mercer jmercer@whiteboxadvisors.com

Whitebox Advisors LLC 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416 Attn: Cindy Delano cdelano@whiteboxadvisors.com

[Signature Page to Registration Rights Agreement]

Schedule I

Schedule of Investors

•	Soter Capital, LLC

•	Goldman, Sachs, & Co., solely with respect to the Multi-Strategy Investing desk of the Americas Special Situations Group

•	Quantum Partners LP

•	Silver Point Capital Fund, L.P.

•	Silver Point Capital Offshore Master Fund, L.P.

•	Contrarian Capital Senior Secured, L.P.

•	CCM Pension-B, L.L.C.

•	Contrarian Capital Fund I, L.P.

•	Contrarian Capital Trade Claims, L.P.

•	CCM Pension-A, L.L.C.

•	Contrarian Advantage-B, LP

•	Contrarian Opportunity Fund, L.P.

•	Contrarian Centre Street Partnership, L.P.

•	Contrarian Dome Du Gouter Master Fund, LP

•	Scoggin Capital Management II LLC

•	Scoggin International Fund Ltd

•	Scoggin Worldwide Fund Ltd.

•	Whitebox Asymmetric Partners, LP

•	Whitebox Relative Value Partners, LP

•	Whitebox Credit Partners, LP

•	Whitebox GT Fund, LP

•	Whitebox Multi-Strategy Partners, LP

•	Pandora Select Partners, LP

Exhibit A

Form of Counterpart

[NAME OF TRANSFEREE]

By:
Name:
Title:

Address for Notices:

[●]
Attention:	[●]
Facsimile:	[●]
E-Mail:	[●]